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                                                                   Exhibit 10.10



                                 BUSINESS LEASE

THIS AGREEMENT, entered into as of this 17th day of September, 1999, between FUNDAMENTAL HOPKINS EASTON NO. 11, INC. OR FHE #11, a Florida general partnership, hereinafter called Landlord, and PODS, INC., hereinafter called Tenant, IS TO WITNESS: that Landlord does this day lease unto Tenant; Warehouse premises.

LOCATION: the premises known as: 5701 N.W. 94th Avenue
                                 Miami, Florida
                                 Approx. 70,200 SF of the Former Florida Mirror Space (Floor Plan Attached)

TERM. TO HAVE AND TO HOLD said premises for the term of Sixty-Two (62) Months beginning October 1, 1999 and ending November 30, 2004, and for the agreed rental of ____________ Dollars ($____________) payable to and at the office of the Landlord as follows:

PERIOD                     MONTHLY BASE RENT                   ANNUAL RENT
------                     -----------------                   -----------
10/01/99 - 9/30/00         $14,220.00 + Florida Sales Tax      $170,640.00 - 3.95
10/01/00 - 9/30/01         $19,230.75 + Florida Sales Tax      $230,769.00
10/01/01 - 9/30/02         $24,511.50 + Florida Sales Tax      $294,138.00
10/01/02 - 9/30/03         $25,272.00 + Florida Sales Tax      $303,264.00
10/01/03 - 9/30/04         $26,032.50 + Florida Sales Tax      $312,390.00

- Landlord shall grant Tenant an initial period of sixty (60) days from the date Tenant takes possession of space whereby no rent will be required to be paid to Landlord.

Lessee hereby covenants and agrees to pay Landlord, together with any and all sales and use taxes levied upon the use and/or occupancy of the leased premises, the monthly rent, the 1st day of each and every month of the term in legal tender of the United States, without demand, at the office of EASTON & ASSOCIATES, 300 GRECO AVENUE, CORAL GABLES, FL 33146, or other such place as Landlord may designate. Tenant shall also pay at the same times and places as the installments, such Florida State Sales Tax and such other applicable taxes, other than income taxes and taxes of a similar nature, due on rentals, either city, state, county and Federal as may be in effect from time to time.

Tenant shall also pay at the same times and places as the installments, such Florida State Sales Tax and such other applicable taxes, other than income taxes and taxes of a similar nature, due on rentals, either city, state, county and Federal as may be in effect from time to time.

IT IS FURTHER AGREED AND COVENANTED BY AND BETWEEN THE PARTIES HERETO AS
FOLLOWS:

1. SECURITY. Tenant has deposited with the said Landlord the sum of $28,440.00 representing two month's base rental (concurrently with the execution of this Lease) the receipt of which is hereby acknowledged by Landlord, which sum shall be retained by Landlord as security for the payment by Tenant of the rents herein agreed to be paid by Tenant and for the faithful performance by Tenant of the terms and covenants of this lease. It is agreed that Landlord, at Landlord's option, may at any time apply said sum or any part thereof toward the payment of the rents and all other sums payable by Tenant under this lease, and towards the performance of each and every of Tenant's covenants under this lease, but such covenants and Tenant's liability under this lease shall thereby be discharged only pro tanto; that Tenant shall remain liable for any amounts that such sum shall be insufficient to pay; that Landlord may exhaust any or all rights and remedies against Tenant before resorting to said sum, but nothing herein contained shall require or be deemed to require Landlord so to do; that, in the event this deposit shall not be utilized for any such purposes, then such deposit shall be returned by Landlord to Tenant within ten days next after the expiration of the term of this lease. Landlord shall not be required to pay Tenant any interest on said security deposit.

2. ASSIGNMENT. Tenant shall not assign, transfer, sublease, mortgage, pledge or otherwise encumber the demised premises or any part thereof without the express, written consent of Landlord first obtained; provided, however, that Landlord's consent shall not be unreasonably withheld. In the event of any assignment, transfer or sublease by Tenant, Tenant shall remain liable for the full performance of each and every covenant and condition hereunder.

3. EXAMINATION OF PREMISES. Tenant having examined the premises is familiar with the condition thereof and relying solely on such examination will take them in their present condition, unless otherwise expressly agreed upon in writing.

4. DELAY OF POSSESSION. If the Landlord is unable to give possession of the demised premises on the date of the commencement of the aforesaid term by reason of the holding over of any prior tenants or for any other reason beyond Landlord's control; an abatement or diminution of the rent to be paid hereunder shall be allowed tenant under such circumstances, but nothing herein shall operate to extend the term of the lease beyond the agreed expiration date; and said abatement in rent shall be the full extent of Landlord's liability to Tenant for any loss or damage to Tenant on account of said delay in obtaining possession of the premises. If Landlord is unable to give possession of the demised premises to Tenant within sixty (60) days next after the commencement of the term of this lease, then Tenant shall have the right to cancel this lease upon written notice thereof delivered to Landlord within ten days after the lapse of said 60-day period; and, upon such cancellation, Landlord and Tenant shall each be released and discharged from all liability on this lease.

5. USE. The premises shall be used by Tenant for Storage and Light Assym. of Pods and for other purposes without the express, written consent of Landlord first obtained; provided, however, that Landlord's consent shall not be unreasonably withheld. It is further agreed that Tenant will use the entire leased premises as hereinabove provided, and will conduct the above business daily throughout the year and remain open during hours normal to the particular type of business permitted herein.


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6.       ALTERATIONS.  Tenant will make no alterations, additions or improvements in or to the premises without the written consent of Landlord provided, however, that Landlord's consent shall not be unreasonably withheld, and all additions, fixtures, or improvements, except only warehouse equipment and office furniture and fixtures which shall be readily removable without injury to the premises, shall be and remain a part of the premises at the expiration of this lease, except that Landlord can elect within thirty (30) days before expiration of the term, or within five (5) days after termination of the term, to require Tenant to remove any alterations that Tenant has made to the premises. If Landlord so elects. Tenant at its cost shall restore the premises to the condition designated by Landlord in its election, before the last day of the term, or within thirty (30) days after notice of election is given whichever is later.

7. EXTERIOR. Landlord agrees to keep the exterior part of said premises in good repair, but Tenant shall give Landlord seven (7) days written notice of needed repairs and Landlord shall have a reasonable time thereafter to make them. However, if any part of the exterior or interior of the premises is injured or damaged by any breaking and/or entering said premises or by any attempt to break and/or enter said premises by any third person or persons. Tenant agrees to promptly cause all necessary repairs to be made at Tenant's expense so as to promptly restore said premises to its condition immediately prior to said breaking and/or entering or said attempt to break and/or enter. In the event additional sanitary facilities are required because of the nature of the operation conducted by the Tenant it shall be the Tenant's obligation to supply such additional facilities and in the event the septic tank or drain field shall become full and have to be pumped out or replaced the Tenant shall have this service performed at Tenant's own expense.

8. INTERIOR. Tenant agrees to keep the interior of said premises, all windows, screens, awnings, doors, including the overhead truck loading doors, interior walls, pipes, elevators, machinery, plumbing, electric wiring, and other fixtures and interior appurtenances in good and substantial repair and clean condition at Tenant's own expense- fire, windstorm, or other act of God alone excepted. All glass, both interior and exterior, is the sole risk of Tenant and Tenant agrees to replace at Tenant's own expense, any glass broken during the terms of this lease, and the Tenant agrees to insure and to keep insured, all plate glass in the demised premises and to furnish the Landlord with certification of said insurance. It is hereby understood and agreed that in the event that there is an air conditioning unit (or units) in the demised premises, the Tenant shall maintain the same during the term of this lease and shall return said unit (or units) to the Landlord at the termination of this lease in good working order, reasonable wear and tear excepted.

9. REGULATIONS AND INSURANCE. Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government, and of any and all their Departments and Bureaus, applicable to said premises for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said premises, during said terms, and shall also promptly comply with and execute all rules, orders and regulations of the Southeastern Underwriters Association for the prevention of fires, at Tenant's own cost and expense. Tenant agrees to pay the amount of insurance premiums necessary to fully insure the premises at its highest insurable value. Tenant agrees to carry $500,000/$1,000,000 liability insurance naming Landlord as additional insured. Proof of such coverage shall be sent to Landlord within 15 days of Tenant's occupancy of the demised premises.

10. ABANDONMENT. If Tenant shall abandon or vacate said premises before the end of the term of this lease, or shall suffer the rent to be in arrears, Landlord may, at his option, cancel this lease, by proceeding in the same manner as provided for in Paragraph 23 hereof, or Landlord may enter said premises as the agent of Tenant, by force or otherwise, without being liable in any way therefore, and relet the premises with or without any furniture or equipment that may be therein, as the Agent of Tenant, at such price and upon such terms and for such duration of time as Landlord may determine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Landlord over and above the expenses to Landlord in such reletting. Tenant shall pay any deficiency.

11. ATTORNEY'S FEES. If either party becomes a party to any litigation concerning this lease, the premises, or the building or other improvements in which the premises are located, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party or its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorney's fees and all costs and expenses incurred by it in connection with said litigation including available appeals thereof.

12. PERSONAL PROPERTY. It is understood and agreed that any merchandise, fixtures, furniture or equipment left in the premises when Tenant vacates shall be deemed to have been abandoned by Tenant and by such abandonment Tenant automatically relinquishes any right of interest therein. Landlord is authorized to sell, dispose of or destroy same.

13. FIRE. In the event the premises shall be destroyed or so damaged or injured by fire or other casualty, during the life of this agreement, whereby the same shall be rendered untenantable, then Landlord shall have the right to render said premises tenantable by repairs within ninety days therefrom. If Landlord has not notified Tenant within thirty days therefrom of its intention to render the premises tenantable or if said premises are not rendered tenantable within said ninety days time, it shall be optional with either party hereto to cancel this lease, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. During any time that the premises are untenantable due to causes set forth in this paragraph, the rent or a just and fair proportion thereof shall be omitted.

14. PERSONAL PROPERTY. All personal property placed or moved in the premises above described shall be at the risk of Tenant or the owner thereof, and Landlord shall not be liable to Tenant for any damages to said personal property unless caused by or due to gross negligence of Landlord, Landlord's agents or employees.

15. CHARGES FOR SERVICES. It is understood and agreed between the parties hereto that any charges against Tenant by Landlord for services, utilities or for work done on the premises by order of Tenant, or otherwise accruing under this lease, shall be considered as rent due and shall be included in any lien for rent. It is further understood that the Tenant shall, upon demand, pay as additional rent its prorata share(s) of any sprinkler standby, water and/or sewer charges billable to the Landlord for the building(s) of which the demised premises are a part.

16. SIGNS, AWNINGS. No awnings, sign or signs shall be attached to or erected on the exterior of the premises without the written consent of Landlord having first been obtained. The Landlord's consent shall not be unreasonably withheld, and Landlord's failure to respond to Tenant's written request for consent within fifteen days of receipt of said request shall be deemed approval.

17. RIGHT OF ENTRY. Landlord, or any of his agents, shall have the right to enter said premises during all reasonable hours to examine the same or to make such repairs, additions, or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said building, or to exhibit said premises, and to put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within ninety days before the expiration of this lease. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this agreement.

18. TIME. It is understood and agreed between the parties hereto that time is the essence of all of the terms and provisions of this lease.

19. NOTICES. It is understood and agreed between the parties hereto that written notice addressed to Tenant and mailed or delivered to the premises leased hereunder shall constitute sufficient notice to the Tenant, and written notice addressed to Landlord and mailed or delivered to the office of Landlord may then proceed immediately to collect all of the unpaid rent called for by this lease by distress or otherwise.

20. NON-PAYMENT. Tenant agrees: That Tenant will promptly pay said rent at the times above stated; that Tenant will pay all charges for gas, electricity, other illuminant, and water, used on the premises during the term of this lease; that, if any part of the rent shall remain due and unpaid for seven (7) business days next after the same shall become due and payable, Landlord shall have the option of declaring the balance of the entire rent for the entire rental term of this lease to be immediately due and payable, and Landlord may then proceed immediately to collect all of the unpaid rent called for by this lease by distress or otherwise.

20-      A.  Immediately following the Tenant's failure to pay rental due within the above seven-day limit, Landlord shall have the right to enter upon the premises and place and thereafter maintain a "FOR RENT" sign in a place where the sign would be most likely seen by the public.

20-      B.  In the event that, at the commencement of the term of this lease.
Tenant shall be in default in the payment of rent to Landlord pursuant to the terms of a prior lease with Landlord or with Landlord's predecessor in interest, Landlord may at Landlord's option and without notice to Tenant add the amount of such arrearage to any monthly installment of rent payable hereunder and the same shall be payable to Landlord as additional rent.

21. WRITTEN AGREEMENT. This lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed and sealed by Landlord and Tenant. No surrender of the demised premises, or of the remainder of the term of this lease, shall be valid unless accepted by Landlord in writing.

22. INDEMNIFY LANDLORD. In consideration of said premises being leased to tenant for the above rental, Tenant agrees: That Tenant, at all times will indemnify and keep harmless Landlord from all losses, damage, liabilities and expenses, which may arise or be claimed against Landlord and be in favor of any person, firm or corporation, for any injuries or damages to the person or property of any person, firm or corporation, consequent upon or arising from the use or occupancy of said premises by Tenant, or consequent upon or arising from any acts, omissions, neglect or fault of Tenant (his agents, servants, employees, licensees, customers or invitee (, or consequent upon or arising from Tenant's failure to comply with the aforesaid laws, statutes, ordinances or regulations; that Landlord shall not be liable to Tenant for any damages, losses or injuries to the person or property of Tenant which may be caused by the acts, neglect, omissions or faults of any person, firm or corporation, and that Tenant will indemnity and keep harmless Landlord from all damages, liabilities, losses, injuries, or expenses, which may arise or be claimed against Landlord and be in favor of any person, firm or corporation for any injuries or damages to the person or property of any person, firm or corporation, where said injuries or damages arose about or upon said premises.


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23.      BANKRUPTCY.  It is agreed between the parties hereto: If Tenant shall be adjudicated a bankrupt or an insolvent and fails to have such adjudication discharged within thirty days from the date thereof, or shall take the benefit of any federal reorganization or composition proceeding or make a general assignment or take the benefit of any insolvency law, or if Tenant's leasehold interest under this lease shall be sold under any execution or process of law, or if a trustee in bankruptcy or a receiver be appointed or elected or had for Tenant (whether under federal or state laws), or if said premises shall be abandoned or deserted, or if this lease or the terms hereof be transferred or pass to or devolve upon any person, firm, officer or corporation other than Tenant, then in any such events, Landlord may, at Landlord's option, terminate and end this lease and re-enter upon the premises; whereupon the term hereby granted and, at the Landlord's option, all right, title, and interest under it shall end and Tenant shall become a Tenant at sufferance; but this shall not impair or affect Landlord's right to maintain summary proceedings for the recovery of the possession of the demised premises in all cases provided for by law. If the terms of this lease shall be so terminated, Landlord may immediately or at any time thereafter re-enter or re-possess the premises and remove all persons and property therefrom without being liable for trespass or damages.

24. WAIVER. The rights and remedies created by this lease are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

         No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver.

         The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved.

         No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the premises, shall constitute an acceptance of the surrender of the premises, by Tenant before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the premises and accomplish a termination of the lease.

         Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

         Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the lease.

25. PEACEFUL POSSESSION. Subject to the terms, conditions and covenants of this lease, Landlord agrees that Tenant shall and may peaceably have, hold and enjoy the premises above described, without hindrance or molestation by Landlord. Landlord shall not interfere with Tenant's quiet enjoyment of the demised premises.

26. RIGHT TO MORTGAGE OR LEASE. Tenant's rights shall be subject to any bona fide mortgage which now covers said premises and which may hereafter be placed on said premises by Landlord, or underlying lease now or later covering the entire property.

27. HEIRS AND ASSIGNS. This lease and all provisions, covenants and conditions thereof shall be binding upon an inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto, except that no person, firm, corporation, or court officer holding under or through Tenant in violation of any of the terms, provisions or conditions of this lease, shall have any right, interest, or equity in or to this lease, the terms of this lease or the premises covered by this lease.

28. BEYOND LANDLORD'S CONTROL. None of the acts, promises, covenants, agreements or obligations on the part of the Tenant to be kept, performed or not performed as the case may be, nor the obligation of the Tenant to pay rent and/or additional rent or other charge or payment shall be in anywise waived, impaired, excused or affected by reason of the Landlord being unable at any time or times during the term of this lease to supply, or being prevented from, or delayed in supplying heat, light, elevator service, or any other service expressly or implied on the part of the Landlord to be supplied, or by reason of the Landlord being unable to make any alterations, repairs or decorations or to supply any equipment or fixtures, or any other promise, covenant, agreement or obligation on the part of the Landlord to be performed, if the Landlord's inability or delay shall arise by reason of any law, rule or regulation of any Federal, State, Municipal or other governmental department, agency or subdivision thereof, or by reason of conditions of supply and demand due to National Emergency or other conditions or causes beyond the Landlord's control.

29. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title of possession, whichever first occurs. If more than 10% of the floor area of the building on the Premises, or more than 25% of the land area of the Premises which is not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor area of the building situated on the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided; however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extend of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

30. SURRENDER PREMISES. Tenant agrees to surrender to Landlord, at the end of the term of this lease and/or upon any cancellation of this lease, said leased premises in broom-clean and tenantable condition, ordinary wear and tear and damage by fire and windstorm or other acts of God, excepted, and subject to the provisions of paragraph 6 hereof. Tenant agrees that, if Tenant does not surrender to Landlord, at the end of the term of this lease, or upon any cancellation of the term of this lease, said leased premises, then Tenant will pay to Landlord all damages that Landlord may suffer on account of Tenant's failure to so surrender to Landlord possession of said leased premises and will indemnify and save Landlord harmless from and against all claims made by any succeeding tenant of said premises against Landlord on account of delay of Landlord in delivering possession of said premises to said succeeding tenant so far as such delay is occasioned by failure of Tenant to so surrender said premises.

31. LIENS. Tenant further agrees that Tenant will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify Landlord against all legal costs and charges, bond premiums for release of liens, including counsel fees reasonably incurred in and about the defense of any suit in discharging the said premises or any part thereof from any liens, judgements, or encumbrances caused or suffered by Tenant. It is understood and agreed between the parties hereto that the costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent.

The Tenant herein shall not have any authority to create any liens for labor or material on the Landlord's interest in the above described property and all persons contracting with the Tenant for the destructions or removal of any building or for the erection, installation alteration or repair of any building or other improvements on the above described premises and all materialmen, contractors, mechanics, and laborers, are hereby charged with notice that they must look to the Tenant and to the Tenant's interests only in the above described property to secure the payment of any bill for work done or material furnished during the rental period created by this lease.

32. PROPERTY TAX. Tenant shall pay as additional rent its proportionate share of any increase above the 1999 levy in the Real Property Taxes and Property Insurance assessed against the demised premises.

33. LANDSCAPE. The Tenant, at its own cost and expense, shall maintain all portions of the leased property and adjoining areas in a clean and orderly condition, free of dirt, rubbish and unlawful obstructions and shall keep the landscaped areas thereof watered and trimmed during the term of this lease.

34. PROMPT PAYMENT. The prompt payment of the rent for said premises upon the dates named, and the faithful observance of the rules and regulations printed upon this lease, and which are hereby made a part of this covenant, are the conditions upon which the lease is made and accepted and if the Tenant fails to comply with the terms of said lease, or any of said rules and regulations now in existence, or which may be hereafter prescribed by the Landlord, then and in any of such events this lease and all of the rights of the Tenant hereunder, at the Landlord's option, shall expire, and thereupon the Landlord, its agents or attorneys, shall have the right to enter said premises, and remove all persons therefrom forcibly or otherwise, and the Tenant thereby expressly waives any and all notice required by law to terminate tenancy, and also waives any and all legal proceedings to recover possession of said premises.

35. CORPORATE STOCK: Within the meaning of paragraph 2 of this lease, an assignment includes one or more sales or transfers by operation of law or otherwise by which an aggregate of more than 50% of Tenant's shares (in the case of a corporate Tenant) shall be vested in a party or parties who are not shareholders as of the date of this lease. This paragraph shall not apply in the event that Tenant's share are listed on a recognized stock exchange or if at lease 80% of Tenant's shares are owned by a corporation whose shares are listed on a recognized stock exchange. For purposes of this paragraph, share ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986.

36. WATER DAMAGE. It is expressly agreed and understood by and between the parties to this agreement, that the Landlord shall not be liable for any damage or injury by water, which may be sustained by the said Tenant or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other tenant or agents, or employees, or by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the said building.


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 37.      SUBORDINATION.  This lease is and shall be subject and subordinate to any and all permanent or building loan mortgages covering the fee of the leased premises, or any other real property which includes all or any part of the leased premises, now existing or hereafter made by Landlord and to all advances made or to be made thereon and to all renewals, modifications, consolidations, replacements, or extensions thereof, and the lien of any such mortgage or mortgages shall be superior to all rights hereby of hereunder vested in Tenant, to the full extent of the principal sums secured thereby and interest thereon. This provision shall be self-operative and no further instrument of subordination shall be necessary to effectuate such subordination, and the recording of any such mortgage shall have preference and precedence and be superior and prior in lien to this lease, irrespective of the ate of recording.

38. ESTOPPEL CERTIFICATE. Tenant, upon request of Landlord or any holders of a mortgage against the fee, shall from time to time deliver or cause to be delivered to Landlord or such mortgagee, within ten (10) days from date of demand, a certificate duly execute and acknowledged in form for recording, without charge, certifying, if true, that this lease is valid and subsisting and in full force and effect and that Landlord is not in default under any of the terms of this lease. Tenant further agrees to pay to Landlord, as additional rent, an amount equal to 1/30 of one month's rent at the monthly rental then obtaining, for each day, or any, in excess of ten days after such demand that Tenant shall fail to deliver such a certificate as provided for in this clause.

39. HAZARDOUS MATERIAL. Tenant shall not cause or permit to be caused, any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment or do anything or permit anything to be done that would violate any Federal, state and/or local law, regulation, and/or guideline now in effect or hereafter enacted, relating to or affecting the demised premises concerning the impact on the environment of construction, land use, the maintenance and operation of structures and the conduct of business and Tenant will promptly: (1) pay any claim against Tenant or the premises,
(ii) remove any charge or lien upon the premises, and (iii) indemnify and hold Landlord harmless from any and all loss or damage resulting from any Hazardous material that exists on or is discharged from the premises, Tenant shall have no claim against Landlord by reason of any changes Landlord may make in the demised premises pursuant to said laws, regulations and/or guidelines nor cause or permit any Hazardous Material to exist on or discharge from any property owned or used by Tenant which would result in any charge or lien upon the premises; and Tenant shall notify Landlord of any Hazardous Material that exists on or is discharged from the premises within ten (10) days after Tenant first has knowledge of such existence or discharge.

40. LANDLORD'S LIABILITY. Notwithstanding any provision in this lease to the contrary, Tenant agrees that Tenant shall look solely to Landlord's interest under this leasehold estate in the event of any default or breach by Landlord with respect to any of the terms and provisions of this lease on the part of the Landlord to be performed or observed, and no other assets of Landlord shall be subject to levy, execution, or other judicial process or award for the satisfaction of Tenant's claim.

41. NO ARBITRARY REJECTION. References herein to "approval", "acceptable" and "satisfactory" shall not be interpreted as justifying arbitrary rejection, but mean a reasonable application of judgment in accordance with institutional leasing practice and commercial custom concerning similar real estate transactions.

42. PARTIAL INVALIDITY. If any term or provision of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this lease and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and be enforceable to the fullest extent permitted by law.

43. CAPTIONS. The captions of the paragraphs of this instrument are solely for convenience and shall not be deemed a part of this instrument for the purpose of construing the meaning thereof, or for any other purpose.

44. BROKER'S COMMISSIONS. Each party shall hold harmless the other party from all damage resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party has or purportedly has dealt, except Easton & Associates, representing the Landlord and Cushman & Wakefield of Florida, Inc., representing the Tenant.

45. WAIVER OF RIGHT OF REDEMPTION. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee's being evicted or dispossessed for any cause, or in the event of Lessor's obtaining possession of the Premises, by reason of the violation by Lessee of any of the covenants or conditions of this Lease, or otherwise. Lessor expressly reserves the right to hold Lessee in strict default, and Lessee has no right to cure except as provided by statutory law.

46. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

47. WAIVER OF TRIAL BY JURY. TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INSTRUMENT, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LANDLORD LEASING THE PREMISES TO THE TENANT.

48. NOTICES. All notices, elections, demands, requests and other communications hereunder shall be in writing, signed by the party making the same and shall be sent by certified or registered United States mail, postage prepaid, addressed as follows:

         To Landlord:      Fundamental Hopkins Easton No. 11, Inc. or FHE #11
                           C/O Easton & Associates, 300 Greco Avenue, Coral
                           Gables, FL 33146
         To Tenant:        At the premises as set forth on the first page of
                           this Lease.

Or at such other address as may hereafter be designated in writing by either party hereto. Three days after the time and date on which mail is postmarked shall be the time and date on which such communication is deemed to have been given, unless a return receipt indicates another date.

49. OPTIONS. Landlord agrees to grant to Tenant a 1 (one), five (5) year term for renewal at the termination of this Lease Agreement. This option will be subject to the same terms and conditions as contained herein with the following exception of the rental rate: there will be 3% annual increase over the rental rate for the remaining term of said option period. Tenant must notify Landlord, in writing, of his intention to exercise this option at least (60) days prior to the expiration of the initial term of this Lease Agreement.

50. TENANT IMPROVEMENTS: Landlord shall provide the following improvements, at Landlord's sole cost and expense:
- Provide for renovation of the existing office area as discussed with you today; i.e. removal of approximately 50% of the existing area as shown on the floor plan attached.
- Provide the two (2) 20' wide by 18' high steel roller, power operated door, with plastic strip insulation on the inside. This door to be located on the east end of the demised space.
- Provide for all necessary items as may be required by municipal code regulations.
- Warehouse floors to be cleaned. Interior walls and ceiling area to be pressure cleaned.
- Insulate all wall areas above concrete curtain wall at the east and west end of the building.
-  Raise existing lighting where necessary to 28' high.
- All improvements shall be fully permitted by local jurisdictional authorities as deemed appropriate and applicable to tenant's improvements.

NOTE: Landlord shall be responsible only for the Tenant improvement work as outlined in Paragraph 50. All other improvements will be at Tenant's sole cost and responsibility.

IN WITNESS WHEREOF. The parties hereto have signed, sealed and delivered this lease at Miami, Florida, on the day and year first above written.

Witnesses as to Landlord:                    LANDLORD

                                             By:
-----------------------------------             --------------------------------

                                             By:
-----------------------------------             --------------------------------


Witnesses as to Tenant:                      TENANT


/s/                                          By: /s/
-----------------------------------             --------------------------------

                                             By:
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